UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) July 20, 2010

WHIRLPOOL CORPORATION

(Exact name of registrant as Specified in Charter)

Delaware	1-3932	38-1490038
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 M-63 North, Benton Harbor, Michigan	49022-2692
(Address of Principal Executive Offices)	(Zip Code)

(269) 923-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 20, 2010, the Board of Directors elected Larry M. Venturelli Corporate Controller. In this position, Mr. Venturelli will be the principal accounting officer of the Corporation. Mr. Venturelli has also been named Senior Vice President and will serve as Chief Financial Officer, Whirlpool International.

Mr. Venturelli, 49, joined the Corporation in 2002 as the Assistant Corporate Controller. He became Vice President, Investor Relations in 2004 and Vice President and Corporate Controller in 2006. Mr. Venturelli was appointed Vice President and Chief Financial Officer of the Corporation’s North America Region in 2008 and served in that capacity until the appointment discussed above.

In connection with his new role, Mr. Venturelli’s annual base salary will be increased to $365,000. Other material terms of his compensation arrangement are not expected to change as a result of his appointment.

Mr. Venturelli succeeds Anthony B. Petitt who submitted his resignation on July 20, 2010 in order to accept a position with another corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHIRLPOOL CORPORATION

Date: July 23, 2010	By:	/s/ ROBERT J. LAFOREST
	Name:	Robert J. LaForest
	Title:	Corporate Secretary and Group Counsel